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                                                                  EXHIBIT 21.1

                               CRAWFORD & COMPANY

                       LISTING OF SUBSIDIARY CORPORATIONS*
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                                                                                           Jurisdiction in
         Subsidiary                                                                        Which Organized
         ----------                                                                        ---------------

Crawford & Company of California                                                               Delaware

Crawford & Company of Florida                                                                  Delaware

Crawford & Company of Illinois                                                                 Delaware

Crawford & Company of New York, Inc.                                                           New York

Crawford & Company Employment Services, Inc.                                                   Delaware

Risk Sciences Group, Inc.                                                                      Delaware

Crawford & Company (Bermuda) Limited                                                           Bermuda

Crawford & Company HealthCare Management, Inc.                                                 Delaware

Crawford & Company International, Inc.                                                         Georgia

Crawford-THG Limited                                                                           England

Crawford Adjusters Canada Incorporated                                                         Canadian Federal

* Excludes subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the year ended December 31, 1998.
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